WITHUM, SMITH & BROWN
                           A Professional Corporation
                   Certified Public Accountants & Consultants
                   ------------------------------------------

INDEPENDENT AUDITORS' REPORT

To the Stockholders and Board of Directors,
Bank Fiduciary (Equity) Fund and Bank Fiduciary (Fixed Income) Fund:

We have audited the accompanying statements of assets and liabilities, including the statements of investments held, of the Bank Fiduciary (Equity) Fund and the Bank Fiduciary (Fixed Income) Fund (the "Funds") as of April 30, 1998, and the related statements of operations, changes in net assets and the financial highlights for the year then ended. These financial statements and financial highlights are the responsibility of the Funds' mangement. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The financial statements of the Funds as of April 30, 1997 and the Financial Highlights for each of the four years in the period then ended were audited by other auditors whose report dated June 6, 1997 expressed an unqualified opinion on these statements.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of April 30, 1998 by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the 1998 financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Funds at April 30, 1998, and the results of their operations, the changes in their net assets, and the financial highlights for the year then ended, in conformity with generally accepted accounting principles.

Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The information contained in the accompanying schedules of investments purchased, investments sold or matured and investment changes is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in our audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

Withum, Smith & Brown
July 1, 1998



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